Escalade Reports Second Quarter 2018 Results

-- Net sales of $48.7 million

-- Gain on sale of equity investment of $13.0 million

-- Diluted EPS of $0.84 per share

EVANSVILLE, Ind., Aug. 14, 2018 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) -- "Revenue was down as the unseasonably cold spring weather carried well into the second quarter affecting our Outdoor product categories. The product mix pushed margins down and inventories higher. SG&A came in slightly below prior year even with additional costs related to the sale of our interest in Stiga AB.," stated Dave Fetherman, President and Chief Executive Officer of Escalade, Inc. "The timing of the Stiga AB sale was tax efficient and contributed $0.73 to our second quarter financial results, driving our EPS to $0.84 per share. The Company continues to evaluate various uses of our strong balance sheet, which include acquisitions, internal development, repurchase of shares and cash dividends."

Net sales for the second quarter of 2018 were $48.7 million compared to net sales of $53.9 million for the same quarter in 2017.

Gross margin ratio for the second quarter of 2018 decreased to 23.6%, compared to 24.3% for the same period in the prior year. Gross profit for the second quarter of 2018 was $11.5 million compared to gross profit of $13.1 million for the same quarter in 2017.

Selling, general and administrative expenses (SG&A) were $9.1 million for the quarter compared to $9.3 million for the same period in the prior year.

Operating income for the second quarter of 2018 was $2.0 million compared to operating income of $3.3 million for the same period in the prior year.

The Company recognized a $13.0 million gain in other income during the second quarter of 2018 on the sale of our 50% owned equity method investment, Stiga, a Swedish entity.

Net income for the second quarter of 2018 was $12.1 million, or $0.835 diluted earnings per share compared to net income of $2.1 million, or $0.146 diluted earnings per share for the same quarter in 2017.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on September 10, 2018 and disbursed on September 17, 2018.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-4449.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery and Trophy Ridge® archery accessories; STIGA® and Ping-Pong® table tennis, Accudart® and Unicorn® darting, Onix® pickleball equipment; Triumph Sports™ indoor and outdoor games, Goalrilla™ and Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; the STEP® fitness products, Lifeline® personal fitness, Woodplay® premium playsets, Vuly™ Trampolines and Cue&Case® specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products, the continuation and development of key customer, supplier, licensing and other business relationships, the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits, the financial health of our customers, disruptions or delays in our supply chain, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology, risks related to data security of privacy breaches, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	July 14, 2018	July 15, 2017	July 14, 2018	July 15, 2017

Net sales	$48,684	$53,921	$80,833	$85,787

Costs and Expenses
Cost of products sold	37,187	40,843	60,348	64,425
Selling, administrative and general expenses	9,121	9,257	16,071	15,187
Amortization	425	489	748	847

Operating Income	1,951	3,332	3,666	5,328

Other Income (Expense)
Interest expense	(166)	(234)	(355)	(401)
Equity in earnings of affiliates	133	76	121	24
Gain on sale of equity method investment includes ($3,729) of accumulated other comprehensive loss reclassification from foreign currency translation adjustment)	13,020	--	13,020	--
Gain on bargain purchase	--	--	--	256
Other income (expense)	(76)	(47)	(99)	(43)

Income Before Income Taxes	14,862	3,127	16,353	5,164

Provision for Income Taxes	2,791	1,031	3,066	1,680

Net Income	$12,071	$ 2,096	$13,287	$ 3,484

Earnings Per Share Data:
Basic earnings per share	$ 0.837	$ 0.146	$ 0.922	$ 0.243
Diluted earnings per share	$ 0.835	$ 0.146	$ 0.921	$ 0.242

Dividends declared	$ 0.125	$ 0.115	$ 0.25	$ 0.23

Consolidated Condensed Balance Sheets
(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	July 14, 2018	December 30, 2017	July 15, 2017
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 15,572	$ 1,572	$ 2,280
Receivables, less allowance of $534; $623; and $532; respectively	30,758	39,350	32,236
Inventories	41,454	35,160	37,470
Prepaid expenses	2,834	3,414	3,043
Prepaid income tax	--	764	773
Other current assets	21	--	--
TOTAL CURRENT ASSETS	90,639	80,260	75,802

Property, plant and equipment, net	12,990	14,286	13,910
Intangible assets, net	18,943	19,691	20,423
Goodwill	21,548	21,548	21,548
Investments	--	20,278	18,506
Other assets	--	42	60
TOTAL ASSETS	$144,120	$156,105	$150,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$ --	$ 1,250	$ 1,300
Trade accounts payable	6,874	4,295	8,047
Accrued liabilities	9,242	13,997	9,227
Income tax payable	480	--	--
TOTAL CURRENT LIABILITIES	16,596	19,542	18,574

Other Liabilities:
Longâ€‘term debt	--	21,871	22,386
Deferred income tax liability	2,469	2,469	5,216
Other liabilities	503	553	--
TOTAL LIABILITIES	19,568	44,435	46,176

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,439,724; 14,371,586; and 14,364,586; shares respectively	14,440	14,372	14,365
Retained earnings	110,112	99,908	92,368
Accumulated other comprehensive loss	--	(2,610)	(2,660)
TOTAL STOCKHOLDERS' EQUITY	124,552	111,670	104,073
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$144,120	$156,105	$150,249